Exhibit 21

Subsidiaries of the registrant
(Ownership 100% unless otherwise noted)

Company name (jurisdiction of incorporation)

STEEL EXCEL, INC. (Delaware)
STEEL ENERGY SERVICES LTD. (Delaware)
SUN WELL SERVICE, INC. (North Dakota)
ROGUE PRESSURE SERVICES LTD. (Delaware)
BLACK HAWK ENERGY SERVICES, INC. (New Mexico)
STEEL SPORTS INC. (Delaware)
BASEBALL HEAVEN INC. (Delaware)
SOUTH BAY STRENGTH AND CONDITIONING LLC (California) – 50% owned
TORRANCE STRENGTH AND CONDITIONING LLC (California) – 86% owned
UK ELITE SOCCER INC. (New Jersey) – 80% owned
GLOBAL INDOOR SPORTS (Delaware)